Exhibit 24

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

KNOW ALL PERSONS BY THESE PRESENTS, that I, Renée James, hereby make, constitute and appoint each of Sujata Pagedar, Kristina Benson, and Adam Arms, each acting individually, as my true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in my name, place and stead to:

(1) prepare, execute, acknowledge, deliver and file the Form ID (including obtaining my CIK, CCC, PMAC, Passphrase and Password codes) and all Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Portland General Electric Company, an Oregon corporation (the "Company"), with the United States Securities and Exchange Commissions, New York Stock Exchange (or any other applicable national securities exchange, trading association or similar entity) and the company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder (the "Exchange Act");

(2) seek or obtain, as my representative and on my behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such persons to release any such information and approve and ratify any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact to act in his or her discretion in and about the foregoing matters on information provided to such attorney-in-fact without independent verification of such information;

I acknowledge that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by each such attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as each such attorney-in-fact, in his or her discretion (based on advice of counsel), deems necessary or desirable;

(3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for my responsibility to comply with the requirements of the Exchange Act, (ii) any personal liability accruing to me for any failure to comply with such requirements, or (iii) any personal obligation or liability accruing to me for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

I hereby give and grant each of the attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

The attorneys-in-fact will not be liable for any acts or decisions made by such attorneys-in-fact in good faith and under the terms of this Limited Power of Attorney.

Any photocopy of this Limited Power of Attorney shall have the same force and effect as the original.

This Power of Attorney shall remain in full force and until the undersigned is no longer required to file Form 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by PGE, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 11th day of June, 2025.

/s/ Renée James (Signature)